Exhibit 99.403

NEWS

COMPANY CONTACT:
Bernard A. “Skip” Wagner
March 23, 2004	Chief Financial Officer
(941) 953-9199

For Immediate Release

CORRECTIONAL SERVICES CORPORATION

ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER & YEAR-END 2003

Sarasota, Florida — Correctional Services Corporation (NASDAQ NMS:CSCQ) today announced financial results for the fourth quarter and year-end 2003. Revenues for the fourth quarter were $32.6 million versus $38.9 million in the comparative period in 2002. For the 2003 quarter the company reported contribution from operations of $2.5 million versus $4.4 million in the fourth quarter of 2002. Net income was $77,000 or $0.01 per diluted share for the fourth quarter 2003 versus $722,000 or $0.07 per diluted share for the comparative period in 2002. Diluted shares were 10,236,000 and 10,215,000 in 2003 and 2002, respectively.

Excluding special items discussed below and in the attached tables, pro forma income from continuing operations for the fourth quarter 2003 would have been $655,000 or $0.06 per diluted share versus $825,000 or $0.08 per diluted share for the comparative period in 2002. The reported loss from continuing operations was $235,000 or $0.02 per diluted share for the fourth quarter 2003 versus income of $2.7 million or $0.27 per diluted share for the comparative period in 2002. The reported results from continuing operations for the fourth quarter of 2003 included startup expenses from the opening of new facilities of $360,000 and a charge of $1.1 million to increase the Company’s legal reserve. The reported results from continuing operations for the fourth quarter 2002 included pre-tax income of $1.5 million principally related to the gain on the sale of the Salinas Puerto Rico facility and a tax benefit of $1.1 million from the change in estimate of the recoverability of deferred tax assets. The attached table captioned “Reconciliation of Non-GAAP Financial Information” provides a full reconciliation of actual results to the pro forma results.

During the fourth quarter 2003, the Company discontinued operations at its Newport News, Virginia and Keweenaw, Michigan facilities. Accordingly, the revenues and operating expenses of these facilities, net of tax effects, are shown in the statement of operations as discontinued operations for the periods presented. Also included in discontinued operations for the fourth quarter and the year ended December 31, 2003 was a pre-tax credit of $896,000 related to change in estimate of contract losses on the Keweenaw facility. Included in discontinued operations for the fourth quarter and the year ended December 31, 2002 were pre-tax charges totaling $3.3 million related to loss contract reserves and the impairment of assets which were also related to the Keweenaw facility.

Revenues for the year ended December 31, 2003 were $135.8 million versus $154.6 million for the comparative period in 2002. For the year ended December 31, 2003 the company reported contribution from operations of $14.2 million versus $16.1 million in 2002. Net income was $1.3 million or $0.13 per diluted share for the year ended December 31, 2003 versus $2.4 million or $0.23 per diluted share in 2002. Diluted shares were 10,237,000 and 10,195,000 in 2003 and 2002, respectively.

The reported income from continuing operations was $1.5 million or $0.14 per diluted share for the year ended December 31, 2003 versus $4.8 million or $0.47 per diluted share in 2002. The results for 2003 and 2002 included the special items detailed above. Excluding these items, pro forma income from continuing operations for the year ended December 31, 2003 would have been $2.4 million or $0.23 per diluted share versus $2.9 million or $0.29 per diluted share in 2002. The attached table captioned “Reconciliation of Non-GAAP Financial Information” provides a full reconciliation of actual results to the pro forma results.

Commenting on the company’s performance for 2003 James F. Slattery, President and CEO stated, “As discussed throughout the year, our financial performance in 2003 was impacted by weak populations in our juvenile division. This offset very strong gains in contribution and occupancy levels within our adult division, which is expected to continue in 2004. The discontinuance of operations at certain juvenile facilities and several new awards should allow for improved results from our juvenile division in 2004.”

Slattery further stated, “The Company gained strong momentum in new contract awards for both our juvenile and adult divisions throughout the year, highlighted by the 1,000 bed Department of Homeland Security contract at year end. 2003 was one of the strongest in company history for new contracts and we should start seeing the benefit of such awards in late 2004 and into the future. I also believe the momentum of new contract awards will continue through 2004, as juvenile and adult agencies continue to look to our company for quality services.”

Commenting on the expected results for the 1st quarter 2004 Slattery stated “Our 1st quarter will be impacted by significant start up expenses related to the 2nd quarter openings of our 500 bed Department of Homeland Security facility in Tacoma, the 300 bed contract with Wyoming in Littlefield TX, and two new juvenile programs. In addition, results will be affected by reduced revenues and increased payroll expenses traditionally associated with the 1st quarter and lower occupancy in our Frio facility which underwent recently completed security enhancements which significantly reduced the inventory of available beds during the quarter. Sequential improvements to our financial performance is expected for the 2nd, 3rd and 4th quarters of 2004, as the start-up facilities ramp up, startup expenses decline and the re-occupancy of the Frio facility is complete.”

HIGHLIGHTS LAST 12 MONTHS:

•	Construction began on our new 500 bed facility for the Department of Homeland Security-Bureau of Immigration and Customs Enforcement (“ICE”) in Tacoma, WA. (opening scheduled for April 2004)

•	4 new contracts awarded to YSI representing 220 beds

•	Contract award from Department of Homeland Security – ICE for a new 1,000 bed detention facility to be located in South Texas

•	Contract award from State of Wyoming, Department of Corrections for CSC to provide correctional services to approximately 300 inmates in Littlefield, TX.

•	American Correctional Association accreditation of 7 CSC/YSI facilities.

THE COMPANY WILL BE HAVING A CONFERENCE CALL TO DISCUSS THIS RELEASE AT 2:00 p.m. EST TODAY. THE NUMBER TO CALL IS (800) 657-1263 (U.S. only) or (973) 409-9262 (International). A REPLAY WILL BE AVAILABLE BY CALLING (877) 519-4471 AND THE PIN 4619216.

Through its Youth Services International subsidiary, the Company is the nation’s leading private provider of juvenile programs for adjudicated youths with 19 facilities and 2,500 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 13 facilities representing approximately 5,000 beds. On a combined basis, the Company provides services in 14 states, representing approximately 7,500 beds including aftercare services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: fluctuations in occupancy levels and labor costs; the ability to secure both new contracts and the renewal of existing contracts; the possibility of unforeseen costs relating to facility closings, the ability to achieve profitability and public resistance to privatization; ability to obtain construction financing; ability to complete new construction projects within budgeted amounts. Additional risk factors include those discussed in reports filed by the Company from time to time on Forms 10-K, 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements

* * *

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Twelve Months Ended December 31,
	2003		2002
Revenues	$135,761	100.00%	$154,569	100.00%

Facility expenses:
Operating	121,203	89.28%	138,481	89.59%
Start up costs	378	0.28%	—	0.00%

	121,581	89.56%	138,481	89.59%

Contribution from operations	14,180	10.44%	16,088	10.41%

Other operating expenses:
General and administrative	9,210	6.78%	8,918	5.77%
Loss contract costs	—	0.00%	220	0.14%
Gain on disposal of assets	(54)	-0.04%	(1,526)	-0.99%

	9,156	6.74%	7,612	4.93%

Operating income	5,024	3.70%	8,476	5.48%
Interest expense, net	2,203	1.62%	2,326	1.50%

Income from continuing operations before income taxes	2,821	2.08%	6,150	3.98%
Income tax expense	1,367	1.01%	1,309	0.85%

Income from continuing operations	1,454	1.07%	4,841	3.13%
Loss from discontinued operations, net of tax	(120)	-0.09%	(2,478)	-1.60%

Net income	$1,334	0.98%	$2,363	1.53%

Basic earnings (loss) per share
Basic earnings per share from continuing operations	$0.14		$0.48
Basic loss per share from discontinued operations	(0.01)		(0.25)

Basic earnings per share	$0.13		$0.23

Diluted earnings (loss) per share
Diluted earnings per share from continuing operations	$0.14		$0.47
Diluted loss per share from discontinued operations	(0.01)		(0.24)

Diluted earnings per share	$0.13		$0.23

Number of shares used to compute EPS:
Basic	10,157		10,155

Diluted	10,237		10,195

Other Information

Beds under management (includes aftercare)	7,488		7,245
Compensated mandays	2,312,469		2,640,378

SELECTED BALANCE SHEET DATA
	December 31, 2003(1)		December 31, 2002
Working Capital	$13,602		$17,171
Total Assets	147,123		88,088
Note Payable	57,332		—
Other Long-term Obligations	18,642		20,258
Shareholders’ Equity	51,348		50,008

(1)	Balances at December 31, 2003 include activity associated with the construction and financing of a 500-bed facility in Tacoma, Washington.

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2003		2002
Revenues	$32,593	100.00%	$38,940	100.00%

Facility expenses:
Operating	29,750	91.28%	34,544	88.71%
Start up costs	360	1.11%	—	0.00%

	30,110	92.38%	34,544	88.71%

Contribution from operations	2,483	7.62%	4,396	11.29%

Other operating expenses:
General and administrative	2,058	6.31%	2,530	6.50%
Loss contract costs	—	0.00%	220	0.56%
Gain on disposal of assets	(9)	-0.03%	(1,477)	-3.79%

	2,049	6.29%	1,273	3.27%

Operating income	434	1.33%	3,123	8.02%
Interest expense, net	546	1.68%	531	1.36%

Income (loss) from continuing operations before income taxes	(112)	-0.35%	2,592	6.66%
Income tax expense (benefit)	123	0.37%	(130)	-0.33%

Income (loss) from continuing operations	(235)	-0.72%	2,722	6.99%
Income (loss) from discontinued operations, net of tax	312	0.96%	(2,000)	-5.14%

Net income	$77	0.24%	$722	1.85%

Basic earnings (loss) per share
Basic earnings (loss) per share from continuing operations	$(0.02)		$0.27
Basic earnings (loss) per share from discontinued operations	0.03		(0.20)

Basic earnings per share	$0.01		$0.07

Diluted earnings (loss) per share
Diluted earnings (loss) per share from continuing operations	$(0.02)		$0.27
Diluted earnings (loss) per share from discontinued operations	0.03		(0.20)

Diluted earnings per share	$0.01		$0.07

Number of shares used to compute EPS:
Basic	10,159		10,155

Diluted	10,236		10,215

Other Information

Beds under management (includes aftercare)	7,488		7,245
Compensated mandays	554,478		616,761

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

The information in the tables below provides a reconciliation of the GAAP results to the Pro Forma Non-GAAP results which exclude the above-mentioned special items. The non-GAAP measurement information is not in accordance with, nor an alternative for, generally accepted accounting principles (GAAP). The Company believes the non-GAAP information provides information that may provide additional understanding of the core operating results or business performance.

	Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002
GAAP Income (loss) from Continuing Operations	$(235)	$2,722	$1,454	$4,841
Add Back:
Special items, net of taxes	890	(781)	901	(781)
Reduction in deferred tax valuation allowance	—	(1,116)	—	(1,116)

Pro Forma Income from Continuing Operations	$655	$825	$2,355	$2,944

GAAP Net Income	$77	$722	$1,334	$2,363
Add Back:
Special items, net of taxes	890	(781)	901	(781)
Reduction in deferred tax valuation allowance	—	(1,116)	—	(1,116)
Discontinued Operations Special items, net of taxes	(546)	1,982	(546)	1,982

Pro Forma Net Income	$421	$807	$1,689	$2,448

GAAP Diluted Earnings per Share from Continuing Operations	$(0.02)	$0.27	$0.14	$0.47
Add Back:
Special items, net of tax	0.08	(0.08)	0.09	(0.08)
Reduction in deferred tax valuation allowance	—	(0.11)	—	(0.10)

Pro Forma Diluted Earnings per Share from Continuing Operations	$0.06	$0.08	$0.23	$0.29

GAAP Diluted Earnings per Share	$0.01	$0.07	$0.13	$0.23
Add Back:
Special items, net of taxes	0.08	(0.08)	0.08	(0.08)
Reduction in deferred tax valuation allowance	—	(0.11)	—	(0.10)
Discontinued Operations Special items, net of taxes	(0.05)	0.19	(0.05)	0.19

Pro Forma Diluted Earnings per Share	$0.04	$0.07	$0.16	$0.24